Exhibit 1A-4.1

REGULATION A SUBSCRIPTION BOOKLET

FOR

MARTELINVEST I LLC

This subscription booklet relates to the sale of limited liability company units (“Units”) of MartelInvest I LLC, a Wyoming limited liability company (the “Company”) pursuant to the Company’s offering under Tier I of Regulation A, promulgated under the Securities Act of 1933, as amended (“Securities Act”), for maximum offering amount of $20,000,000 to the Company.

You should examine the suitability of this type of investment in the context of your needs, investment objectives, and financial capabilities and you should make an independent investigation and decision as to the suitability and as to the risk and potential gain involved with the Company. You are encouraged to consult your attorney, accountant, financial consultant, or other business or tax adviser regarding the risks and merits of the proposed investment.

If after investigation and consultation with your advisors you desire to purchase Units of the Company, then please

(1) complete and execute the below Subscription Agreement;

(2) execute the Joinder Agreement attached as Exhibit B to the Subscription Agreement to be bound by the terms of the Operating Agreement; and

(3) fund the entire purchase price for your purchase (the “Subscription Amount”).

Based on the representations contained in the Subscription Agreement and other information of which the Company has the knowledge, the Company will make the determination whether to proceed with the sale of interests. The Company may accept or reject any subscription in whole or in part, for any reason or no reason at all.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION BOOKLET, THE OFFERING STATEMENT OR ANY OF THE OTHER MATERIALS RELATING TO THE OFFERING AND PRESENTED TO INVESTORS ON THE COMPANY’S WEBSITE (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

2

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement") is made as of the date set forth below by and between the undersigned ("Investor") and MartelInvest 1 LLC, a Wyoming limited liability company (the "Company"), and is intended to set forth certain representations, covenants and agreements between Investor and the Company with respect to the offering for sale by the Company of its limited liability company units (“Units”) under Regulation A of the Securities Act (the "Offering") as described in the Company's Offering Statement dated October 18, 2022 (the "Offering Statement"), a copy of which has been delivered to Investor. The Units are also referred to herein as the "Securities."

Recitals

WHEREAS, the Company desires to offer its limited liability company units on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act, as amended, pursuant to a Tier I offering of four hundred thousand (400,000) Units of the Company, at a purchase price of $50 per unit, for a maximum offering amount up to $20,000,000; and

WHEREAS, the Investor desires to acquire that number of Units as set forth on the signature page hereto at the purchase price set forth herein; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes for and agrees to purchase from the Company the number of Units set forth on the Subscription Agreement Signature Page at a purchase price of $50.00 per unit for the total amount set forth on the Subscription Agreement Signature Page (the "Subscription Amount").

2.	To induce the Company to accept this subscription, the Investor hereby agrees and represents or understands that:

2.1.	The Investor has transferred, by wire or by check, funds equal to the Subscription Amount to the Company concurrently with submitting this Subscription Agreement, unless otherwise agreed by the Company.

2.2.	The Investor has executed the Joinder Agreement attached as Exhibit B to the Subscription Agreement in order to be bound by the terms of the Operating Agreement

2.3.	The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Subscription Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account until the authorization is revoked by the Investor in writing to the Company.

4

2.4.	Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

2.5.	This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the Subscription Amount will not be deemed an acceptance of this Agreement; and

2.6.	This subscription is irrevocable by the Investor but is not binding on the Company until accepted by the Company. The Company may accept or reject this subscription in whole or in part.

3.	The Investor hereby further represents, warrants, acknowledges and agrees that:

3.1.	The Investor has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

3.2.	The Investor understands that the Securities have not been registered under the Securities Act. Investor also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investor's representations contained in this Subscription Agreement.

3.3.	The information provided by the Investor is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

3.4.	The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

3.5.	Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee or affiliate thereof.

3.6.	The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company.

5

3.7.	The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment.

3.8.	The Investor is acquiring securities for its own account and not with a view towards distribution and understands that there are transfer restrictions contained in the Company’s Operating Agreement.

3.9.	Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Investor must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities.

3.10.	The Investor has carefully reviewed and understands the Company’s Offering Statement, as amended or supplemented, and exhibits included therewith, including the “Risk Factors” contained in the Offering Statement and the Company’s Operating Agreement contained as an exhibit to the Offering Statement.

3.11.	Investor acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Investor's investment will bear a lower valuation.

3.12.	Investor maintains Investor's domicile (and is not a transient or temporary resident) at the address shown on the signature page.

3.13.	If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor's jurisdiction.

6

4.	All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Investor, and (c) the death or disability of Investor. Investor acknowledges the meaning and legal consequences of the representations, warranties and covenants herein and that the Company has relied upon such representations, warranties and covenants in determining Investor's qualification and suitability to purchase the Securities. Investor hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Investor herein or the breach of any warranty or covenant herein by Investor. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Investor shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

5.	Miscellaneous.

5.1.	Investor agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

5.2.	This Agreement is not assignable by Investor, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

5.3.	Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

5.4.	The obligations of Investor shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

5.5.	This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

5.6.	The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

5.7.	No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7

5.8.	This Agreement shall be governed by and construed in accordance with the laws of Wyoming.

5.9.	Investor agrees that the Company may deliver all notices, tax reports and other documents and information to Investor by email or another electronic delivery method chosen by the Company. Investor agrees to tell the Company right away if Investor changes its email address or home mailing address so the Company can send information to the new address.

5.10.	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of ________________________________.

Individuals Only	Entities Only

Signature of Investor	Legal Name of Investor

By:
Name		Name:
Title:

Accepted as of __________________________.

MARTELINVEST 1 LLC

By:
Erie Martel
Managing Member

9

EXHIBIT A

UNITS AND SUBSCRIPTION AMOUNT

Investor hereby subscribes for the Units represented by the MartelInvest 1 Tokens, in exchange for the aggregate principal amount(s), as set forth below.

Price per Token:	$ 50

Minimum Investment:	$ 50 / one (1) Unit

Number of Units subscribed:

Subscription Amount:	$

10

EXHIBIT B

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Operating Agreement, dated May 2, 2022, as amended from time to time (the "Operating Agreement"), of MartelInvest 1 LLC, a company organized under the laws of Wyoming (the "Company"). Pursuant to and in accordance with the Operating Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the Operating Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the Operating Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the Operating Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ___________________.

Individuals Only	Entities Only

Signature of Investor	Legal Name of Investor

By:
Name		Name:
Title:

11

APPENDIX 1

TAX DOCUMENTS

FormW-8/W-9 Request for Taxpayer Identification Number and Certification

Please complete and submit the appropriate Form W-8 (for non-U.S. Investors) or Form W-9 (for U.S. Investor) with your Subscription Documents. The most common forms are available at the following links:

•	W-8BEN: https://www.irs.gov/pub/irs-pdf/fw8ben.pdf
•	W-8BEN-E: https://www.irs.gov/pub/irs-pdf/fw8bene.pdf
•	W-8EXP: https://www.irs.gov/pub/irs-pdf/fw8exp.pdf
•	W-8ECI: https://www.irs.gov/pub/irs-pdf/fw8eci.pdf
•	W-8IMY: https://www.irs.gov/pub/irs-pdf/fw8imy.pdf
•	Form W-9: https://www.irs.gov/pub/irs-pdf/fw9.pdf

Additional forms, and the instructions for completing each form, are available at www.irs.gov.

12